Exhibit 4.35

Non Judicial

Indian-Non Judicial Stamp
Haryana Government

Date : 28/06/2024

Certificate No. G0282024F3639

GRN No. 118268713

Stamp Duty Paid : ₹ 200
(Rs. Only)

Penalty : ₹ 0
(Rs. Zero Only)

Seller / First Party Detail

Name: Yatra Online Limited

H.No/Floor : Na Sector/Ward : Na LandMark : Na

City/Village : Gurugram District : Gurugram State : Haryana

Phone: 70******09

Buyer / Second Party Detail

Name : The Federal Bank ltd

H.No/Floor : Na Sector/Ward : Na LandMark : Na

City/Village: Gurugram District : Gurugram State : Haryana

Phone : 70******09

Purpose : GENERAL AGREEMENT

The authenticity of this document can be verified by scanning this QrCode Through smart phone or on the website https://egrashry.nic.in

This stamp paper forms integral part of "Supplemental agreement" executed by M/s Yatra Online Limited (CIN: U63040MH2005PLC158404) for in favour of The Federal Bank Ltd

For M/s Yatra Online Limited

eSigned using Aadhaar
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Mayank Gaba

Date: Thu Aug 22 15:22:46 IST 2024

Authorised Signatory

SUPPLEMENTAL AGREEMENT FOR WORKING CAPITAL FACILITY (ENHANCEMENT)

THIS AGREEMENT IS MADE on the Date specified below the signatures of the Borrower(s) /Co-obligant(s) on the last page of this Agreement/Schedule and at the Place specified in Schedule 1

BY

The Borrower(s)/Co-obligant(s), whose name(s) is/are mentioned in Schedule 1 (hereinafter referred to as "**the Borrower(s)**" which expression shall where the context so admits include his/her/their executors, administrators, successors and assigns).

IN FAVOUR OF

THE FEDERAL BANK LTD, a banking company within the meaning of Companies Act, 2013, and licensed to carry on the business of banking under the Banking Regulation Act, 1949, having its Registered Office at "Federal Towers", Aluva, Kerala, and having one of its Branch Offices at the place specified in Schedule 1 (hereinafter called **"the Bank"** which expression shall include its successors and assigns).

WHEREAS AT THE REQUEST OF THE BORROWER(S), the Bank had granted Working Capital Facility(ies) to the Borrower(s) on the terms and conditions contained in the Principal Loan Agreement read with the Supplemental Loan Agreements as morefully described in Schedule 2.

AND WHEREAS as on date an amount as specified in Schedule 2 is outstanding in the loan account of the Borrower(s).

AND WHEREAS AT THE FURTHER REQUEST OF THE BORROWER(S), the Bank has granted/agreed to grant enhancement to the Working Capital Facility(ies) up to the amounts and for the purpose(es) respectively specified in Schedule 3, on the terms and conditions contained in this agreement, the sanction letter and on providing other securities/furnishing personal guarantees and execution of further documents by the Borrower(s) as required by the Bank from time to time.

NOW IN CONSIDERATION of the above, the Borrower(s) hereby agree/s, undertake/s, assure/s and declare/s as follows:

ARTICLE 1
DEFINITIONS

1.1 In this Agreement, the capitalized terms not defined hereunder shall have the same meaning ascribed to them under the Principal Loan Agreement and the Supplemental Loan Agreements:

A) '**Agreement'** means this agreement and the schedule attached hereto.

B) **'Applicable Benchmark Rate'** means Repo Rate or MCLR or FBIL – TBILL Rate of prescribed tenor, as specified in Schedule 3.

For M/s Yatra Online Limited
For M/s Yatra Online Limited

eSigned using Aadhaar
(Leegality.com - LCsKQHC)
Mayank Gaba

Date: Thu Aug 22 15:22:46 IST 2024

Authorized Signatory
Authorised Signatory

C) **'Charges'** means the amounts/fee payable by the Borrower(s) towards various services provided by the Bank directly or through its agents/ representatives in connection with the Facility, which includes without limitation, Processing Fee, Inspection Charges, Documentation Charges, Switching Charges etc. as specified in this Agreement/ Sanction Letter.

D) **'Commitment Charges'** means charges as specified in Schedule 3 payable by the Borrower(s) on account of non utilization or under utilization of the Facility.

E) **'Enhancement Limit'** means the enhancements to the Existing Limit granted/agreed to be granted by the Bank in terms of this Agreement, as specified in Schedule 3.

F) **'Existing Limit'** means the facility sanctioned and availed by the Borrower(s) in terms of the Principal Loan Agreement read with Supplemental Loan Agreements and specified in Schedule 2.

G) **'Facility'** or **'Loan'** means the Existing Limit plus Enhancement Limit, as specified in Schedule 3.

H) **'Goods/Debts'** means any or all kind of things, goods, stocks of raw material, movable properties, equipments, furniture and fixtures etc., including the stocks of raw materials, goods in process of manufacture and all finished and manufactured goods and book debts, outstanding moneys, receivables, claims and unless the context requires otherwise, shall also include all those assets described either specifically or in general terms in Schedule 3 or in the stock statement submitted by the Borrower(s) from time to time.

I) **'Interest Rate'** means Applicable Benchmark Rate plus Spread or a Fixed Rate, as may be specified in Schedule 3.

J) **'Material Terms and Conditions'** means the significant terms and conditions stipulated in Annexure II of the Agreement, the non-compliance of which will result in levying of Penal Charges in the Facility account

K) **'MCLR'** means Marginal Cost of Funds based Lending Rate which is an internal tenor linked benchmark rate fixed by the Bank for prescribed tenors.

L) **"Penal Charges"** means the charges payable by the Borrower(s) on the non-compliance/ breach of Material Terms and Conditions.

M) **'Prepayment'** means premature repayment of loan as per the terms and conditions laid down by Bank in that behalf and in force at the time of prepayment.

For M/s Yatra Online Limited
For M/s Yatra Online Limited

eSigned using Aadhaar
(Leegality.com - LCsKQHC)
Mayank Gaba

Date: Thu Aug 22 15:22:46 IST 2024
Authorized Signatory
Authorised Signatory

N) **'Prepayment Charges'** means charges payable by the Borrower(s) in terms of Article 4.3 of the Agreement at the time of prepayment of the Facility.

O) **'Principal Agreement'** shall mean the agreement listed in Schedule 2 executed by the Borrower(s) in favour of the Bank while originally availing the Facility

P) **'Processing Fees'** means upfront fee of quantum specified in Schedule 3, payable by the Borrower(s).

Q) **'Repayment'** means repayment of the principal amount of the loan, interest thereon and/or any other charges, premium, fees and other dues payable in terms of the Agreement to the Bank.

R) **Repo Rate**' shall mean the "Reserve Bank of India policy REPO RATE" published by the Reserve Bank of India from time to time, being the rate at which banks borrow money from the Reserve Bank of India. The Repo Rate currently in force is specified in Schedule 3.

S) **'Schedules'** means the schedules attached to this Agreement, which shall form an integral part of this Agreement.

T) **'Secured Assets'** means the property(ies), asset(s), vehicle(s), vessel(s), equipment(s) and machinery(ies), receivable(s), good(s), stock (s), book debt(s) and current asset(s) as morefully described in Schedule 3.

U) **'Supplemental Agreement'** means the agreements, if any listed in Schedule 2, which are executed by the Borrower(s) in favour of the Bank as supplementary to the Principal Agreement, while availing enhancement of the Facility or on account of renewal or reduction of the Facility.

V) **'Spread'** means percentage rate or margin specified in Schedule 3 applied over and above the Applicable Benchmark Rate to arrive at the Interest Rate.

W) **'FBIL – TBILL Rate'** means FBIL – Treasury Bill Benchmark administered by Financial Benchmarks India Pvt. Ltd (FBIL) and published by FBIL and Fixed Income Money Market and Derivatives Association of India (FIMMDA) on their official websites, for prescribed tenors.

For M/s Yatra Online Limited
For M/s Yatra Online Limited

eSigned using Aadhaar
(Leegality.com - LCsKQHC)
Mayank Gaba

Date: Thu Aug 22 15:22:46 IST 2024

Authorized Signatory
Authorised Signatory

ARTICLE 2
TERMS OF THE FACILITY

2.1 At the request of the Borrower(s), the Bank has granted/agreed to grant to the Borrower(s), enhancement to the Existing Limit pursuant to which the Facility shall stand enhanced upto the amounts specified in Schedule 3 and for the period specified in Schedule 3.

2.2 The Borrower(s) declare that they have read and understood the terms and conditions of sanction of the Facility as contained in this agreement and the sanction letter, and agree to abide and be bound by the same. The Borrower(s) further agree to furnish all such information as the Bank may reasonably require to the satisfaction of the Bank, so as to confirm due compliance with the terms and conditions of this agreement and/or the sanction order, or otherwise, at such time, in such form and containing such particulars as the Bank may call for or require from time to time. The Borrower(s) also declare that the information and data furnished/that shall be furnished in future by him/ them to the Bank are and shall always be true and correct.

2.3 The Borrower(s) agree that the Facility shall be utilized only for the purpose described in Schedule 3, for which it has been granted and further declare that the Facility shall not be utilized for any other purposes. The Borrower(s) further agree that the Bank shall not be required to make or continue advance on the Facility otherwise than at the Bank's discretion and in no circumstances to an amount at any time exceeding in the aggregate with interest thereon, the sum mentioned in Schedule 3 or a sum equal to normal current market value of the Goods/Debts minus percentage rate mentioned in Schedule 3, whichever sum may be less.

2.4 The Borrower(s) agree/s to comply with all the conditions stipulated by the Bank including and not limited to the Material Terms and Conditions (MTC) within the timelines prescribed thereof by the Bank. The Bank reserves the right to modify MTC, from time to time, and any such modifications shall be carried out by way of amendment to MTC/ Annexure II duly accepted by the Borrower/s.

ARTICLE 3
INTEREST & FEES

3.1 The Borrower(s) agree(s) to pay interest on the Facility at the Interest Rate specified in Schedule 3 or at such other rate that the Bank may from time to time stipulate which shall be compounded at rests specified in Schedule 3. The interest shall start accruing from the date of utilization of the Facility or any part thereof and shall be calculated on the daily balance outstanding in the account. The Borrower(s) further agree that the principal amount under this Agreement shall always include and/or shall deem to include also the Interest calculated and debited to the Facility Account of the Borrower at the rests specified in Schedule 3 cumulatively.

For M/s Yatra Online Limited

For M/s Yatra Online Limited

eSigned using Aadhaar
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Mayank Gaba

Date: Thu Aug 22 15:22:46 IST 2024

Authorized Signatory

Authorised Signatory

3.2 The Borrower(s) understand(s), agree(s) and confirm(s) that, if the Applicable Benchmark Rate be MCLR:

(a) The Interest Rate is the aggregate of MCLR of prescribed tenor specified in Schedule 3 and Spread.

(b) The Bank has explained and the Borrower(s) have understood the various components of MCLR and that MCLR is an internal benchmark rate fixed by the Bank for prescribed tenors. The Borrower(s) have further understood that MCLR for corresponding tenor will be the minimum lending rate and that the Spread is determined inter alia on the basis of the Borrower's credit rating.

(c) The Borrower has accepted the Spread applied over the MCLR to arrive at the Interest Rate.

(d) The Interest Rate shall be subject to reset on the MCLR review date specified in Schedule 3 and thereafter at periodical intervals specified in Schedule 3.

(e) If there is a residual period for the Facility which is less than the tenor of the MCLR specified in Schedule 3, the MCLR applicable to such residual period of the Facility would be the MCLR specified in Schedule 3.

(f) The Interest Rate would remain fixed from the date of utilization till the date of first reset, between two consecutive reset dates and from the date of last reset till the date fixed for Repayment of the Facility.

(g) The Bank is at liberty to vary / switch the MCLR applicable for the Facility as specified in the Schedule with the MCLR for a different tenor and such revisions/variations in MCLR shall be notified to the Borrower(s) by way of letters issued in the address provided in the Schedule or forwarded to their registered e-mail id, which shall deemed as due notice to the Borrower(s). In such case, the Borrower(s) agree(s) to pay Interest on the Facility at such revised rates.

.

3.3 The Borrower(s) understand(s), agree(s) and confirm(s) that, if the Applicable Benchmark Rate be FBIL – TBILL Rate:

(a) The Interest Rate is the aggregate of FBIL – TBILL Rate of prescribed tenor published by FBIL and FIMMDA on their official websites on the last working day of the previous month, which is specified in Schedule 3 and Spread.

(b) FBIL – TBILL Rate is a benchmark administered by Financial Benchmarks India Pvt. Ltd and published by FBIL and FIMMDA on their official websites. In the event of any change in the benchmark administrator (FBIL) and/or discontinuation of the said benchmark during the currency of the Facility and/or for any other reason that the Bank may deem fit, the Bank shall have the right to re-determine the Interest Rate based on any other appropriate benchmark that the Bank may at its absolute discretion deem fit.

(c)The Borrower(s) have accepted the Spread applied over the FBIL – TBILL Rate to arrive at the applicable rate of interest.

(d)The Interest Rate shall be subject to reset on Reset Date specified in Schedule 3 based on the FBIL – TBILL Rate published by FBIL (benchmark administrator) and FIMMDA on their official websites, on the last working day of the month preceding to the month of the Reset Date and

For M/s Yatra Online Limited

For M/s Yatra Online Limited

eSigned using Aadhaar
(Leegality.com - LCsKQHC)
Mayank Gaba

Date: Thu Aug 22 15:22:46 IST 2024

Authorized Signatory

Authorised Signatory

thereafter at periodical intervals specified in Schedule 3, or at such other intervals as may be decided by the Bank from time to time.

(e) The Interest Rate would remain fixed from the date of first disbursement till the first Reset Date, between two consecutive Reset Dates and from the date of last reset till maturity of the loan.

3.4 The Borrower(s) understand(s), agree(s) and confirm(s) that, if the Applicable Benchmark Rate be Repo Rate:

(a)Interest on the amount of the loan shall be applied at the Repo Rate plus Spread with applicable rests and compounded, rising and falling therewith calculated respectively on the daily balance of the amount due. The Repo Rate currently in force and the Spread applicable to the Loan are as specified in Schedule 3.

(b)The Borrower(s) further agree(s) that the Interest Rate applicable to the Facility shall be subject to periodical resets from time to time, on each day succeeding the day on which the Reserve Bank of India reviews the Repo Rate or makes the Repo Rate effective, successively by applying the Spread above the revised Repo Rate, or at such other intervals as may be decided by the Bank from time to time.

(c)The Borrower(s) agree (s) that the rate of interest determined as above would remain fixed from the date of disbursement till the date of first reset, between two consecutive reset dates and from the date of last reset till maturity of the loan.

(d)The Borrower(s) has/have accepted the Spread applied over the Repo Rate to arrive at the applicable rate of interest.

3.5 The Borrower(s) understand(s), agree(s) and confirm(s) that, if the Interest Rate is not linked to any Applicable Benchmark Rate and is a Fixed Rate, the Interest Rate shall remain unchanged till the Facility is renewed/ enhanced/repaid/recalled as may be applicable.

3.6 The Borrower(s) agree that the Bank may, upon their request, at its sole discretion permit switching of Applicable Benchmark Rates or from fixed rate to floating rate or vice versa on payment of switching charges at the rate specified in Schedule 3 or such other rates as may be decided by the Bank from time to time.

3.7 The Borrower(s) further agree that, notwithstanding anything contained herein, the Bank shall have the absolute right to revise the Interest Rate applicable to the Facility at any time, in the event of deterioration in credit quality/rating of the Borrower(s) as assessed from time to time by the Bank or otherwise as decided by the Bank from time to time or as per directives of the Reserve Bank of India. Such variation in the Interest Rate/ Spread will be notified to the

For M/s Yatra Online Limited

For M/s Yatra Online Limited

eSigned using Aadhaar
(Leegality.com - LCsKQHC)
Mayank Gaba

Date: Thu Aug 22 15:22:46 IST 2024

Authorized Signatory

Authorised Signatory

Borrower(s) by way of letters issued in the address provided in the Schedule or forwarded to their registered e-mail id, which shall be deemed as due notice to the Borrower(s) and any such revision in Interest Rate shall be binding on the Borrower(s).

3.8 The Borrower(s) agree to pay to the Bank:

(a) Processing Fee at the rate specified in Schedule 3.

(b) Commitment Charges at the rate specified in Schedule 3, in the event of non utilization or under utilization of the Facility.

3.9 The Borrower(s) also undertake to pay Penal Charges at the rates mentioned in Annexure II and/or at such other rates as may be fixed by the Bank from time to time, over and above the rate mentioned in Schedule 3, in case the Borrower(s) defaults in paying the installments, interest, and/or other charges, and/or in the event of violation of any terms and conditions of this agreement and/or sanction letter on their part and/or on the loan account becoming irregular, without prejudice to the other rights and remedies available to the Bank. The decision of the Bank as to whether there has been any such default or violation shall be final and binding on the Borrower(s).

3.10 The Borrower(s) agree and undertake to pay additional interest at the rate mentioned in of Schedule 3 or at such other rates as may be prescribed by the Bank and/or RBI from time to time over and above the interest rates mentioned in Schedule 3 in case the Borrower commits all and/or any of the event of defaults as mentioned in Schedule 3.

3.11 CHARGES: The Borrower(s) agree to pay the following charges at the rate specified in the Schedule, as and when such Charges are debited to the Facility account:

(i) Processing Fee towards administrative costs for processing and sanctioning the Facility.

(ii) Cheque Return Charges, payable in the event of return of cheques/ NACH mandates/ other payment instruments registered for repayment of the Facility.

(iii) Inspection Charges for the inspection of systems/ accounts/ information of the Borrower/s, Secured Assets and/ or such other inspections/ audit in any manner whatsoever, as envisaged under the Financing Documents.

(iv) Documentation Charges towards the administrative costs for the preparation and execution of Financing Documents.

(v) Commitment Charges

(vi) Such other charges as specified in the Schedule.

3.12 Penal Charges:

A. The Borrower(s) undertake to pay Penal Charges in the event of non-compliance/ breach of the Material Terms and Conditions / MTC at the rates specified in Annexure II hereunder.

For M/s Yatra Online Limited

For M/s Yatra Online Limited

eSigned using Aadhaar
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Mayank Gaba

Date: Thu Aug 22 15:22:46 IST 2024

Authorized Signatory

Authorised Signatory

B. The Borrower(s) acknowledge/s that Penal Charges will not be capitalised, which would mean and imply that any unpaid Penal Charges in the Facility account will not be added to the principal amount / balance outstanding under the Facility, on which Interests shall be computed. The Borrower(s) understand/ agree that applicability of Penal Charges shall be without prejudice to the other rights and remedies available to the Bank upon such event of defaults, in accordance with the terms of the Financing Documents/ applicable law.

C. The Borrower(s) shall be solely liable for the payment of all Goods and Service Tax and such other central, state and local levies, direct / indirect taxes, duties, fines and penalties, by whatever names called as may become due and payable in relation to the Facility, which includes without limitation Charges and Penal Charges.

ARTICLE 4
REPAYMENT OF THE FACILITY & PREPAYMENT

4.1 The Borrower(s) understand and agree that, although the Facility has been granted to the Borrower(s) for the period specified in Schedule 3, the Bank shall have absolute discretion and liberty to extend the period of the Facility as the Bank may deem fit. The Borrower(s) further agree that, notwithstanding anything contained herein, the Bank shall be at liberty to recall the Facility at any time during its continuance, without assigning any reason whatsoever, if the Bank considers that it is necessary for the best interests of the Bank.

4.2 The Borrower(s) understand and agree that, unless the Facility is renewed or enhanced or is otherwise permitted to be continued by the Bank as the case may be, the Borrower(s) shall be under an obligation to repay the Facility upon the expiry of the period specified in Schedule 3 or upon a demand being made by the Bank to clear the balances outstanding in the Facility account, whichever is earlier. The Borrower(s) further agree that the interest applied in Facility account periodically shall be cleared/remitted then and there. The Borrower(s) further understand and agree that, in the event the Facility extended is in the nature of demand loan, the Facility shall be repayable in the manner specified in Schedule 3.

4.3 The Borrower(s) further agree to pay Prepayment Charges at the rate specified in Schedule 3, in the event of the Facility being repaid either in part or in full or is taken over by any other bank/financial institution, before the period specified in Schedule 3.

4.4 The Borrower(s) agree that, if the periodic interest debited to the Facility account or any installment due is not paid on the due date in the manner prescribed in these presents, the agreement of the Bank to accept repayment of the Facility by installments (wherever applicable) shall at the option of the Bank forthwith determine and the whole balance of the said Facility unpaid at the date of such default shall immediately thereupon become payable to the Bank

For M/s Yatra Online Limited
For M/s Yatra Online Limited

eSigned using Aadhaar
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Mayank Gaba

Date: Thu Aug 22 15:22:46 IST 2024

Authorized Signatory
Authorised Signatory

provided always that the Bank may not in its discretion forthwith enforce its rights over the Secured Assets.

4.5 The Borrower(s) further agree that, notwithstanding what has been stated herein before the Facility outstanding shall become payable on demand and in lump sum and the bank shall also become entitled to possession of the Secured Assets hypothecated and sell them and to apply the sale proceeds towards the said Facility and hold the Borrower(s) liable for the balance if any with interest/ Penal Charges as fixed by the bank from time to time in case:-

a. the Borrower(s) commits or suffers any breach of the conditions and obligation stipulated to be observed and performed by him.

b. the Borrower(s) dies, becomes insolvent, or has a receiver's order made against him/her allows the assets to be seized in distress or execution or under any other process of law.

c. the loan becomes overdue for renewal /closure, periodic instalment of repayment or part thereof or periodic interest debited in the account remain in arrears and left unpaid for one month from the date fixed for its payment.

ARTICLE 5
SECURITY

5.1 As security for the Enhancement Limit and also for payment of any other charges, interest costs, and expenses payable to or incurred by the Bank in relation thereto, the Borrower(s) hereby additionally charge(s) and hypothecate(s) to the Bank, the Secured Assets mentioned in Schedule 3 or in the stock statement attached hereto or submitted from time to time, which already stands charged/hypothecated to the Bank as security for the Existing Limit. The Borrower(s) hereby agree that the benefit of security hereby created shall be available to the Bank in respect of all moneys at any time payable by the Borrower(s) to the Bank in respect of the said Facility and also as security for the payment and discharge of all indebtedness or liability of the Borrower(s) to the bank in respect of any bill of exchange, promissory note or instrument at any time drawn, made accepted or endorsed by the Borrower(s) solely or jointly with others which the Bank may discount or become, interested in together with all interest, discount, commission, charges, costs (between Attorney and client) and expenses payable to or incurred by the Bank in relation thereto.

5.2 The Borrower(s) further hereby charge(s) and hypothecate(s) to the Bank, the Secured Assets mentioned in Schedule 3 as security for the Facility and due repayment of of all moneys at any time payable by the Borrower(s) to the Bank in respect of the said Facility and also as security for the payment and discharge of all indebtedness or liability of the Borrower(s) to the bank in respect of any bill of exchange, promissory note or instrument at any time drawn, made accepted

For M/s Yatra Online Limited
For M/s Yatra Online Limited

eSigned using Aadhaar
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Mayank Gaba

Authorized Signatory
Date: Thu Aug 22 15:22:46 IST 2024
Authorised Signatory

or endorsed by the Borrower(s) solely or jointly with others which the Bank may discount or become, interested in together with all interest, discount, commission, charges, costs (between Attorney and client) and expenses payable to or incurred by the Bank in relation thereto. (* *Applicable for fresh Securities).*

5.3 The Borrower(s) agree to maintain sufficient quantity of Goods/Debts to provide the margin on security at the rate specified in Schedule 3 or at such other rates the Bank may stipulate from time to time, at the market value and will forthwith whenever necessary provide further Goods/Debts (approved by the Bank) to restore such margin or pay the Bank, the equivalent in cash. The Borrower(s) further agree to make best endeavours to obtain payment of all the said debts as and when the same shall become payable and pay all such sums when received into the said cash credit/overdraft account maintained with the Bank. The Borrower(s) also agree not to receive, release, or compound any of the book debts /receivables and assets without the consent in writing of the bank, except in the ordinary course of business, and not do anything whereby the recovery thereof may be delayed , impeded , prejudiced ,prevented or become time-barred.

ARTICLE 6
MISCELLANEOUS

6.1 The Borrower(s) hereby agree that this Agreement shall be supplementary to and read in conjunction with the Principal Loan Agreement and Supplemental Loan Agreements. The Borrower(s) further agree to adhere and abide by the terms contained in the Principal Loan Agreement, Supplemental Loan Agreements and this Agreement while availing/continuing to avail the Facility (including the Enhancement Limit). In the event of any contradiction or inconsistence between the terms of the Principal Loan Agreement, Supplemental Loan Agreement or this Agreement, the provisions contained in this Agreement shall prevail.

6.2 The contents of the Agreement have been read over and translated into the language mentioned in Schedule and explained to the Borrower(s) by the representatives of the Bank and he/she/they having understood the contents thereof subscribes to these presents.

6.3 The Borrower(s) hereby gives specific consent to the Bank for disclosing / submitting the 'financial information' as defined in Section 3 (13) of the Insolvency and Bankruptcy Code, 2016 ('Code' for brief) read with the relevant Regulations/ Rules framed under the Code, as amended and in force from time to time and as specified there under from time to time, in respect of the Credit/ Financial facilities availed from the Bank, from time to time, to any 'Information Utility' ('IU' for brief) as defined in Section 3 (21) of the Code, in accordance with the relevant Regulations framed under the Code, and directions issued by Reserve Bank of India to the banks from time to

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Mayank Gaba

Date: Thu Aug 22 15:22:46 IST 2024

Authorized Signatory

Authorised Signatory

time and hereby specifically agree to promptly authenticate the 'financial information submitted by the Bank, as and when requested by the concerned 'IU' .

6.4 The Borrower(s) agree to furnish to the Bank, audited financial statement pertaining to each financial year within a period of 8 months from the expiry of the respective financial year. The audited financial statement for a relevant financial year (as on 31st March) shall be submitted to the Bank on or before the 30th day of November of the next financial year. The Borrower(s) understand and agree that, in the event of any default on the part of the Borrower(s) to submit audited financial statements within the timeframe stipulated above, the Bank may at its sole discretion, freeze debit operation in the loan account(s) of the Borrower(s) without any prior/further notice, until the audited financial statement/s is/are submitted by the Borrower(s) to the Bank. This is without prejudice to the right of the Bank to levy Penal Charges on the Borrower(s) on account of the non-compliance of the above stipulation.

6.5 The Borrower(s) further confirm that their Directors are not included in the Wilful defaulters' list of RBI. The Borrower(s) also agree and undertake that they shall not induct any person whose name appears in the Wilful defaulter's list of RBI on its Board of Directors and in the event any of its Directors are included in the Wilful defaulter's list, the Borrower(s) shall take expeditious and effective steps for removal of such person from its Board*. (*applicable only if the Borrower is a company)

6.6 The Bank may from time to time, at its sole and absolute discretion, sanction credit facilities by way of sub limits or permit interchangeability among the credit facilities sanctioned to the Borrower(s) as specified in sanction letter/schedule to this agreement and/or with any other credit facilities sanctioned/to be sanctioned to the Borrower(s). (For the purpose of this agreement, the term, 'interchangeability' shall mean availment of additional drawals by the Borrower(s) in the form of other credit facilities as permitted by the Bank, from the unavailed portion if any available under the credit facility(ies) presently sanctioned, through the branch specified in the Schedule and/or through any other branches as the Bank may permit). The sanction of credit facilities by way of sublimits and/or interchangeability among the credit facilities as aforesaid is permitted subject to the condition that the Bank shall not under any circumstances make or continue advances under the credit facilities, exceeding at any one time the sums mentioned in Schedule 3 to this Agreement. The Borrower(s) hereby also agree that notwithstanding anything contained herein, the Bank is at liberty to cancel the sub limits or withdraw the facility of interchangeability of the limits allowed to the Borrower(s) at any time during the continuance of the arrangement or otherwise without assigning any reason whatsoever, if the Bank considers that it is necessary in the best interest of the Bank. The Borrower(s) hereby further agree and declare that, all the items of securities, primary/collateral/ additional and the guarantees furnished by them shall continue to be available as securities for the amount availed of/to be availed of under the respective sub limits or by virtue of the interchangeability of the limits permitted and for the payment of any amount due and payable by the Borrower(s). The Borrower(s) agree to execute any document and furnish such securities as

For M/s Yatra Online Limited

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Mayank Gaba

Date: Thu Aug 22 15:22:46 IST 2024

Authorized Signatory

Authorised Signatory

may be prescribed by the bank from time to time for availing credit facilities by way of sub limits or interchangeability among the credit facilities.

6.7 The Borrower(s) agrees and confirms that the Bank shall be entitled to appoint service providers /agents and outsource any of its activities to such service providers/agents as permitted by the Reserve Bank of India and/ or as per Bank's policy and disclose all or any information, data or documents relating to the Borrower(s) or relating to their Loan or Loan Documents to such service providers /agents.

6.8 The Borrower(s) agree that they shall be solely responsible and liable for payment of applicable stamp duty with respect to this agreement. The Borrower(s) also agree that this Agreement together with the Schedule and Stamp Paper(s) attached hereto form a single document.

6.9 The Borrower(s) further agree that this Agreement shall be governed by the laws of India and shall be deemed to be executed at the Place specified in Schedule 1 for the purpose of jurisdiction and payment of stamp duty.

6.10 The contents of the agreement have been read over and explained to the Borrower(s) by the representatives of the Bank and he/she having understood the contents thereof subscribes to these presents.

IN WITNESS whereof the Borrower(s) has /have executed these presents.

For M/s Yatra Online Limited

Authorized Signatory

For M/s Yatra Online Limited

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Mayank Gaba

Date: Thu Aug 22 15:22:46 IST 2024

Authorized Signatory

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SCHEDULE 1

Part	Particulars		
(a)	**Place & date of Agreement**		**Place:** This document is deemed to be executed at the place where the Branch of the Bank specified in this document below, is located. **Date:** Date specified below the Digital Signatures of the executants.
(b)	**Branch Office Address**		The Federal Bank Ltd., Shop No 5, Sewa Corporate Park, Gurgaon, Haryana – 122002.
(c)	**Details of the Borrower(s)/Co-obligant(s)**		
	1st Borrower		**Name: M/s Yatra Online Limited (CIN: L63040MH2005PLC158404)** **Constitution: Public** Limited Company **Authorized Signatory:** 1- As per BR
			Address: Registered office: **B2/101, 1st Flr MarathonInnova, Marathon Nextgen Complex, B Wing G Kadam Marg, Opp Peninsula Corp Park Lower Parel(W), Mumbai, Maharashtra-400013** Gurgaon Office: **Gulf Adiba, Plot 272, 04th Floor, Udyog Vihar, Phase II Gurugram, Haryana-122008**

SCHEDULE 2

Part	Particulars	
(a)	**Existing Limit**	**1. Sales Invoice Discounting Limit of Rs 20,00,00,000/-(Rupees Twenty Crores Only)** **2. ODCC-Rs 10,00,000/-(Rupees Ten Lakhs Only)**
(b)	**Balance Outstanding as on 30.06.2024**	Overdraft- Rs.20,196.00
(c)	**Details of Principal Loan Agreement**	Agreement for Sale invoce Discounting dated 16.01.2023 Agreement for Overdraft dated 16.01.2023
(d)	**Details of Supplemental Loan Agreements**	NA

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Mayank Gaba

Date: Thu Aug 22 15:22:46 IST 2024

Authorized Signatory

Authorised Signatory

SCHEDULE 3

Part	Particulars	
(a)	**Enhancement Limit**	SID-Rs.10,00,00,000/- (Rupees Ten Crores Only) OD(Sublimit)-Rs 5,00,00,000/-(Rupees Five Crores Only)
(b)	**Facility (Existing Limit plus Enhancement Limit)**	**Sales Invoice Discounting Limit of Rs 30,00,00,000/-(Rupees Thirty Crores Only)** **OD(Sublimit)Rs.5,00,00,000/-(Rupees Five Crores Only)**
(c)	**Purpose**	Working Capital
(d)	**Period of the Facility**	12 months with renewal due on 30.11.2024
(e)	**Interest Rate**	As per Sanction order no CIB/VG/YOL/WC/2024 dated 03.06.2024 and Pricing Letter bearing No. CIB/VG/YOL/PL/2024-25 dated 28.06.2024 Interest rate mentioned above is calculated based on benchmark rate prevailing as on 22.08.2024 and is subject to change in the event of any variation in the benchmark rate prior to actual disbursal of the loan.
	Applicable Benchmark Rate	As per Sanction order no CIB/VG/YOL/WC/2024 dated 03.06.2024 and Pricing Letter bearing No. CIB/VG/YOL/PL/2024-25 dated 28.06.2024
	Spread	As per Sanction order no CIB/VG/YOL/WC/2024 dated 03.06.2024 and Pricing Letter bearing No. CIB/VG/YOL/PL/2024-25 dated 28.06.2024
	Interest Reset Terms (In case of Floating Rate Loans)	As per Sanction order no CIB/VG/YOL/WC/2024 dated 03.06.2024 and Pricing Letter bearing No. CIB/VG/YOL/PL/2024-25 dated 28.06.2024 The Interest Rate shall be subject to periodical resets from time to time on each day succeeding the day on which the Reserve Bank of India reviews the Repo Rate or makes the Repo Rate effective, successively by applying the Spread above the revised Repo Rate, or at such other intervals as may be decided by the Bank from time to time
(f)	**Rests/Periodicity of Interest Compounding**	Monthly
(g)	**Commitment Charges**	As per Sanction order no CIB/VG/YOL/WC/2024 dated 03.06.2024 and Pricing Letter bearing No. CIB/VG/YOL/PL/2024-25 dated 28.06.2024
(h)	**Processing Fee (inclusive of Service Tax)**	As per Sanction order no CIB/VG/YOL/WC/2024 dated 03.06.2024 and Pricing Letter bearing No. CIB/VG/YOL/PL/2024-25 dated 28.06.2024

For M/s Yatra Online Limited

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Mayank Gaba

Date: Thu Aug 22 15:22:46 IST 2024

Authorized Signatory

Authorised Signatory

(i)	**Switching Charges**	0.25% of the drawing power or the balance outstanding under the loan/credit facility whichever is higher.	
(j)	**Repayment Terms (Applicable to Demand Loan)**	In lump/by way of bullet payment on or before 30.11.2024 The interest applied in the loan account periodically shall be cleared / remitted then and there.	
(k)	**Margin**	SID-10% Margin on Invoice Value OD-NIL	
(l)	**Prepayment Charges**	As per Sanction order no CIB/VG/YOL/WC/2024 dated 03.06.2024 and Pricing Letter bearing No. CIB/VG/YOL/PL/2024-25 dated 28.06.2024	
(m)	**Details of Security** **Primary-** **SID:** Exclusive charge on specificreceivables discounted by our bank. First pari-passu charge on other current assets of the borrower, both present and future, except the exclusive charge of other lenders. **Overdraft:** First pari-passu charge on other current assets of the borrower, both present and future, except the exclusive charge of other lenders. **Collataral-** **SID Limit/Overdraft Limit-** First Pari Passu charges on movable fixed assets of the borrower, both present and future.		
(n)	**Details of Additional Security**	Cash margin of 20% in the form of Fixed Deposit	
(o)	**Details of Charges**	**(a)** Processing Fee **(b)** Inspection Charges **(c)** Cheque Return Charges **(d)** Switching Charges **(e)** Documentation Charges **(f)** Commitment Charges (g) IU Charges (h) Other Charges	As per Sanction order no CIB/VG/YOL/WC/2024 dated 03.06.2024

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Mayank Gaba

Authorized Signatory Date: Thu Aug 22 15:22:46 IST 2024

Authorised Signatory

(p) ***Basis for SMA/NPA Classification Dates with examples:**

A. Basis for SMA/ NPA classification for Demand Loans repayable in Instalments:

Categories	Basis for classification - Principal or interest payment or any other amount wholly or partly overdue
SMA-0	Upto 30 days
SMA-1	More than 30 days and upto 60 days
SMA-2	More than 60 days and upto 90 days
NPA	More than 90 days

Example:

If due date of payment of Instalment / Interests/ any other amounts payable ("Dues") under this Agreement is March 31, 2021, and the full amount towards the Dues are not received before the Bank runs the day-end process of its system for this date, the date of overdue shall be March 31, 2021 and on the said date the account will be classified as SMA 0. If the Dues are not paid and the Facility account continues to remain as overdue, then the Loan account shall get tagged as

a) SMA 1, if the outstanding Dues are not paid by April 30, 2021 end of the day.
b) SMA 2 if the outstanding Dues are not paid by May 30, 2021 end of the day.
c) NPA if the outstanding Dues are not paid by June 29, 2021 end of the day.

Additional Conditions:

(i)The Borrower(s) acknowledges that apart from the conditions stated above, the Facility account/s shall be liable to be classified as NPA, if it satisfies any of the conditions stipulated in RBI Guidelines on IRAC Norms, as amended from time to time.

(ii)Classification of borrower accounts as SMA as well as NPA shall be done as part of day end process for the relevant date and the SMA or NPA classification date shall be the calendar date for which the day end process is run. In other words, the date of SMA/ NPA shall reflect the asset classification status of an account at the day-end of that calendar date.

(iii)If any other facility/ies in the name of the Borrower(s) is classified as NPA, the Facility herein shall also be classified into NPA. In such case, the Facility will not be upgraded as standard asset/s unless and until the Borrower(s) clear the entire arrears / dues in respect of all his accounts (i.e. Arrears/Dues outstanding in all accounts should be zero).

B. Basis for SMA/ NPA classification for Facilities in the nature of Overdraft/Cash Credit:

(i)As per the RBI guidelines, the following deficiencies will result in accounts being classified as SMA/ NPA

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Date: Thu Aug 22 15:22:46 IST 2024
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SMA Sub-categories	Basis for classification - Principal or interest payment or any other amount wholly or partly overdue
SMA-0	Upto 30 days
SMA-1	For more than 30 days and up to 60 days
SMA-2	For more than 60 days and up to 90 days

In addition to the above, the following norms shall also apply for SMA classification of Facility Account :

SMA Sub-categories	Basis for classification – Outstanding balance remains continuously in excess of the sanctioned limit or drawing power, for a period of:
SMA-1	More than 30 days and up to 60 days
SMA-2	More than 60 days and up to 90 days

(ii)The Facility account will be classified as NPA and treated as out of order, in the following circumstances:

a. The outstanding balance in the Facility account remains continuously in excess of the sanctioned limit or drawing power, on expiry of 90 days, or
b. The outstanding balance in the Facility account is less than the sanctioned limit/ drawing power, but there are no credits continuously for 90 days, or the outstanding balance in the Facility account is less than the sanctioned limit or drawing power but credits are not enough to cover the interest debited during the previous 90 days period.

(iii) Classification of borrower accounts as SMA as well as NPA shall be done as part of day end process for the relevant date and the SMA or NPA classification date shall be the calendar date for which the day end process is run. In other words, the date of SMA/ NPA shall reflect the asset classification status of an account at the day-end of that calendar date.

(iv) The Principle of FIFO i.e., 'First In, First Out' accounting method is relevant to arrive at the numberof days of overdue, for determining the SMA / NPA status. The FIFO principle assumes that the oldest outstanding dues in the loan account needs to be cleared first. The FIFO method thusrequires that what is due first must be paid by the borrower first. For example;

if in any loan account as on 01.02.2022 there are no overdues and an amount of Rs. X is due for payment towards principal installment/interest/charges, any payment being credited on or after 01.02.2022 in the loan account will be used to pay off the dues outstanding on 01.02.2022.

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Mayank Gaba

Authorized Signatory Date: Thu Aug 22 15:22:46 IST 2024

Authorised Signatory

Assuming that nothing is paid /or there is partial payment (Rs Y) of dues during the month of February, the overdue as on 01.03.2022 will be Rs. X-Y.

Additionally, an amount of Rs. Z becomes due towards installment/interest/ charges as on 01.03.2022. Now any payment/partial payment into the account on or after 01.03.2022 will be first utilized to pay off the partial due of 01.02.2022 (Rs X - Rs. Y) If there is more recovery than the Rs X - Rs Y. then after recovering dues of 01.02.2022, the remaining amount will be treated as recovery towards due of 01.03.2022.

The age of oldest dues is reckoned in days from the date on which the oldest payment is due and continues to remain unpaid In the aforesaid illustration, if the Dues relating to 1st February 2022 remain unpaid till 01.03.2022, the age of the oldest dues is reckoned as 29 days on 02.03.2022.

(v) If any other facility/ies in the name of the Borrower(s) is classified as NPA, the Facility herein shall also be classified into NPA. In such case, the Facility will not be upgraded as standard asset/s unless and until the Borrower(s) clear the entire arrears / dues in respect of all his accounts (i.e. Arrears/Dues outstanding in all accounts should be zero).

Illustrative Example on classification:

If due date of payment of instalment and / or interests and / or any other amounts payable ("Dues") under the Agreement is March 31, 2023, and the full amount towards the Dues are not received before the Bank runs the day-end process of its system for this date, the date of overdue shall be March 31, 2023 and on the said date the account will be classified as SMA 0. If the Dues are not paid and the Facility account continues to remain as overdue, then the Loan account shall get tagged as :

a. SMA 1, if the outstanding Dues are not paid by April 30, 2023, end of the day.
b. SMA 2 if the outstanding Dues are not paid by May 30, 2023, end of the day.
c. NPA if the outstanding Dues are not paid by June 29, 2023, end of the day.

Please find below an illustration on NPA identification due to insufficient credits.

Date of NPA Classification (A)	Interest debits during the 90 days period (B)	Credits Received during the 90 days period (C)	Asset classification If C is greater than B	Asset classification If C is less than B
31.03.2023	01.01.2023 – 31.03.2023	01.01.2023 – 31.03.2023	Standard	NPA

Additional Conditions:
(i)The Borrower(s) acknowledges that apart from the conditions stated above, the Facility account/s shall be liable to be classified as NPA, if it satisfies any of the conditions stipulated in RBI Guidelines on IRAC Norms, as amended from time to time.

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Mayank Gaba

Authorized Signatory Date: Thu Aug 22 15:22:46 IST 2024

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	(ii)Classification of borrower accounts as SMA as well as NPA shall be done as part of day end process for the relevant date and the SMA or NPA classification date shall be the calendar date for which the day end process is run. In other words, the date of SMA/ NPA shall reflect the asset classification status of an account at the day-end of that calendar date. (iii)If any other facility/ies in the name of the Borrower(s) is classified as NPA, the Facility herein shall also be classified into NPA. In such case, the Facility will not be upgraded as standard asset/s unless and until the Borrower(s) clear the entire arrears / dues in respect of all his accounts (i.e. Arrears/Dues outstanding in all accounts should be zero).	
(q)	**Vernacular Language (Refer Clause 6.10)**	**Hindi**
Signed and Delivered by the within named Borrower(s), this Schedule to the Supplemental Working Capital Facility Agreement on the date mentioned below		

Annexure I

Breakup of Interest and Principal

NA

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Annexure II

MTC & PENAL CHARGES

S. No.	Material Terms & Conditions (MTC), non-compliance of which may attract penal charges	Remarks
1	Failure to Pay Due Amount: Non- payment of the amount due to the Bank on or before the due date (other than for revolving credit facilities like Cash Credit and Overdraft)	2% p.a. for the amount due, effective from the due date
2	Non-renewal of Account: Non-renewal of account by due date, due to non-submission or delayed submission of financials/ other data by the borrower (for revolving credit facilities)	2% p.a. on the balance outstanding from the due date for renewal
3	Non-regularization of Temporary Overdrafts (TOD) / Ad Hoc: Non - regularization of Temporary Overdraft (TOD) / Ad hoc on due date, including the TODs sanctioned in Savings Bank Accounts/ Current Accounts	2% p.a. on the TOD / Ad hoc amount from the due date
4	Diversion / siphoning of bank loan.	2% p.a. on the balance outstanding from date of Siphoning of funds
5	Non - submission of audited financials within the prescribed timelines.	2% p.a. on the balance outstanding from the due date.
6	Non creation of EM / Registered Mortgage / Security perfection within the prescribed timelines due to any delay on the part of the borrower.	2% p.a. on the balance outstanding from the due date
7	Failure to comply with the financial parameters.	2% p.a. on the balance outstanding from the due date
8	Charges not registered with statutory / regulatory authorities (such as MCA / RTO etc.)	2% p.a. on the balance outstanding from the due date
9	Non submission of end use certificate from borrower / CA / statutory auditor.	2% p.a. on the balance outstanding from the due date
10	Non obtention of licence / other permits required for running the business activity.	2% p.a. on the balance outstanding from the due date
11	Non obtention / renewal of LEI code	2% p.a. on the balance outstanding from the due date

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12	Non - Routing of proportionate cash flow through the operative account with our Bank.	2% p.a. on the balance outstanding from the due date

Signed and Delivered by the within named Borrower(s), the Annexure(s) to the Supplemental Working Capital Facility Agreement on the date mentioned below

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